Filed Pursuant to 424(b)(5)
Registration No. 333-234649

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated January 28, 2020
Preliminary Prospectus Supplement
(To Prospectus dated November 22, 2019)
$55,000,000
Common Shares

We are offering $55,000,000 of our common shares in this prospectus supplement. Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.” On January 27, 2020, the last reported sales price of our common shares was $26.22 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Establishment Labs Holdings Inc., before expenses	$	$
_________________

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option for a period of 30 days to purchase up to $8,250,000 of additional common shares.

Investing in our common shares involves a high degree of risk. See the section titled “Risk Factors” beginning on page S‑8 of this prospectus supplement and on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.
The underwriters expect to deliver the shares to purchasers on or about January          , 2020.

Goldman Sachs & Co. LLC	Jefferies	Cowen	UBS Investment Bank
January          , 2020

We have not, and the underwriters have not, authorized anyone to provide you with different information than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information”.
Market and Industry Data and Forecasts
We obtained the industry, market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 22, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.
All references in this prospectus supplement and the accompanying prospectus to “Establishment Labs,” “the Company,” “we,” “us,” “our,” or similar references refer to Establishment Labs Holdings Inc., a British Virgin Islands company, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, trade names and service marks owned by us or other companies. “Establishment Labs,” the Establishment Labs logos and other trademarks or service marks of Establishment Labs appearing in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference are the property of Establishment Labs. This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference also contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

i

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-8 and the financial and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Our Company
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. We initially incorporated in Costa Rica in 2004 and subsequently reorganized under a parent holding company in the British Virgin Islands in 2013. Our line of silicone gel-filled breast implants, branded as Motiva Implants®, is the centerpiece of our MotivaImagine® platform. Our post-market surveillance data (which was not generated in connection with a United States Food and Drug Administration, or FDA, pre-market approval, or PMA, study, but was self-collected rather than collected at mandatory follow-ups) and published third-party data indicates that Motiva Implants® show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants® enable improved safety and aesthetic outcomes and help drive our revenue growth. Our MotivaImagine® platform enables surgical techniques that we promote as Motiva designed surgeries, as well as other complementary products and services that we have specifically designed to further enhance patient outcomes. As of December 31, 2019, we had 602 employees and our sales organization included 94 employees and contractors.
Since launching Motiva Implants® in October 2010, the majority of our revenue has been generated from sales of our Motiva Implants® in cash pay, non-reimbursable, breast augmentation procedures. To date, our Motiva Implants® are registered to be sold in over 80 countries outside of the United States. We currently sell our products via exclusive distributors or our direct sales force (which now accounts for over 40% of our revenue) and have introduced four generations of Motiva Implants®. We currently commercialize four product families (Round, Ergonomix® Round, Ergonomix® Oval and Anatomical TrueFixation®) that incorporate first of-its-kind safety features including: (i) SmoothSilk® / SilkSurface® (an optimized biocompatible nanosurface that promotes reduction in capsular contracture), (ii) Q Inside® RFID technology (a non-invasive, readable serial number that enhances product safety and patient peace of mind), (iii) BlueSeal® visual barrier layer (a proprietary indicator that allows for verification of complete barrier layer presence) and (iv) TrueMonobloc® gel-shell-patch configuration (a highly durable, easy-to-insert performance shell that allows for smaller incisions and smaller scars).
In March 2018, we received approval for an investigational device exemption, or IDE, from the FDA to initiate a clinical trial for our Motiva Implants®. In April 2018, the first patient in the study was enrolled and in March 2019, we filed our first annual report with the FDA. The results of the study are expected to support a PMA submission to the FDA.
We have assembled a broad portfolio of intellectual property related to our medical technology and aesthetics products. We believe our intellectual property, combined with proprietary manufacturing processes and our international regulatory approvals, provides us with a strong market position. As of December 31, 2019, we own or have rights to seven issued patents and 17 pending patent applications, including one allowed patent application, in the United States related to various aspects of our Motiva Implants® (such as implant barrier layers, implant surface technology, minimally invasive implant delivery systems, and radio frequency identification devices). In addition, we own or have rights to four issued foreign patents, 56 pending foreign patent applications, and six pending Patent Cooperation Treaty applications. We intend to continue to expand our intellectual property portfolio and, combined with the favorable safety profile of Motiva Implants®, obtain FDA approval and drive Motiva’s adoption in the United States, which represents the largest breast surgery market globally.
Publications, Studies, and Statistics
We continue to improve and build on our body of scientific evidence and published data. It is our belief that controlling the body’s reaction to a foreign object and utilizing durable components that follow rheologic principles will yield low complications, optimal aesthetic outcomes and high patient satisfaction.
Dating from the commercial launch of Motiva Implants in October 2010 through December 2019, we have sold over one million breast implants (as tracked on an individual basis rather than by patient) in various countries outside the United States and Canada. We maintain a Quality Management System database to log all complaints received from patients or physicians. Since 2010, a total of 927 complaints have been reported, investigated and processed, representing less than 0.1% of the total units placed through December 2019. There were no reported cases of late seroma, double capsule formation or anaplastic large-cell lymphoma, or ALCL, in this data set, and there were eleven cases of early seroma. Reoperations resulting from adverse events have been reported in less than 0.1% of patients. Our complaint database does not capture reoperations for reasons not related to safety. Our data is self-reported rather than collected at mandatory follow-ups and was generated solely for our post-market surveillance instead of in connection with the FDA PMA study. Our data is also internally tracked on an individual basis rather than by patient.
In an article published in 2017 in the Aesthetic Surgery Journal by Sforza et. al, the authors analyzed 5,813 consecutive breast augmentation cases and found 0% incidence of rippling, 0% incidence of rupture due to device failure, 0% incidence of capsular contracture, 0% incidence of late seroma and an overall complication rate of 0.36% and 1.06% for Motiva SmoothSilk® and SilkSurface® and Motiva VelvetSurface®, respectively, as analyzed via a Kaplan-Meyer risk rate analysis.
Furthermore, an article published in 2018 in the Aesthetic Surgery Journal by Hyung-Bo Sim also observed 0% seroma, 0% malposition and 0% capsular contracture in 76 patients with a mean follow-up period of 12 months. In this study, 100% of the patient population received small 3cm transaxillary incisions (with a mean implant volume of 278ml and range of 185-360ml) while 15.8% of the population received a supplementary fat graft. This data further supports our MotivaHybrid® approach, the ability to use smaller incisions with Motiva Ergonomix® Implants (such as Motiva MinimalScar®), and the confidence surgeons have placing Motiva Implants® above the muscle.
Also in 2018, six-year interim data from a ten-year prospective study by Chacon et. al was published in the Aesthetic Surgery Journal and observed a 0% rate of capsular contracture, 0% rate of rupture, 0% rate of late seroma, 0% rate of malposition, and 0% rate of replacement due to safety reasons (however, there was a 9.40% rate of replacement due to patient desire for volume change). Of the 35 patients in this study, 91.40% patients were assessed at six years with a mean implant volume of 326cc, 68.59% of the implants were placed submuscular, 14.28% were placed subfascial, 14.28% were placed subglandular, 2.85% were placed dual plane and 20 patients were followed up with MRI.
Additionally, in a three-year, 100 patient retrospective study published in 2018 in the Plastic and Reconstructive Surgery Journal by Huemer et. al, the authors observed one rupture, one case of capsular contracture (which was found intraoperatively, but was not observable by the surgeon preoperatively), and 100% surgeon and patient satisfaction among 71 patients with a minimum of one-year follow-up.
Finally, in an expert consensus paper published in the Aesthetic Surgery Journal in 2019, 100% of respondents reported Motiva Ergonomix® implants produce softer breasts, 92% of respondents reported Motiva Ergonomix® implants may reduce the risk of BIA-ALCL, and 85% of respondents reported Motiva Implants® reduce overall complications. In this survey, surgeons were also asked to identify their top reasons for transitioning to Motiva Implants® and identified technology (92% of respondents), implant softness (77% of respondents) and safety (62% of respondents) as one of their top three reasons.
United States Regulatory Strategy
In August 2019,  we announced that we were implementing a bifurcated regulatory strategy in the United States, designed to allow us to initiate rolling submission of data in a PMA from the primary augmentation and revision augmentation cohorts to the FDA beginning in the first quarter of 2021, to be supplemented by data from the reconstruction cohorts. We plan to have a pre-submission meeting with the FDA in the first quarter of 2020. We believe this strategy will enable us to complete the submission of our PMA in the second half of 2022.
With regard to our United States clinical trial, in August 2019, we reported that all the surgeries had been completed in the aesthetics cohorts, which include primary augmentation and revision, with a total of 450 and 100 subjects, respectively. We are continuing to enroll subjects in the remaining reconstruction cohorts and plan to enroll a total of 800 patients in the study across 40 sites in the United States, Germany, and Sweden.
Recent Developments
In September 2019, we received a Notice of Allowance from the U.S. Patent and Trademark Office for a key patent application covering Motiva’s proprietary implant surface technology. Acquired from the University of Manchester, this critical research and patent application was funded with the cooperation of Establishment Labs and is an important component of Motiva Implants®. Of note, the University of Manchester’s Institute of Inflammation and Repair is one of the world’s leading innovators of biocompatible surfaces within the human body.
In 2020, we plan to initiate several market development activities to lay the necessary groundwork for the growth of future products, which include: (i) Motiva Flora®, a metal and magnet free tissue expander that encompasses our SmoothSilk® surface technology as well as an extension of our proprietary RFID sensor technology aimed to drive growth within the estimated $225 million global tissue expander market, (ii) Ergonomix2®, the second generation of our premium Ergonomix® implant with more advanced mechanical properties including elongation, and (iii) Motiva MIA®, a suite of proprietary tools and technologies aimed to create a new market for minimally invasive breast enhancement. The first procedures as part of our initial case series were performed in Asia at the end of 2019.
We are pursuing proposals related to the expansion of our manufacturing facilities and corporate offices in the Coyol Free Zone in Costa Rica. The initial $35.3 million project estimate includes approximately 170,000 square feet of facility space and would initially increase our manufacturing capacity by approximately 400,000 units per year, and potentially increase capacity by 800,000 units with an additional incremental $4.6 million investment in manufacturing equipment. We have received non-binding proposals from two lenders to finance up to 70-80% of the project. All plans are subject to final approval by the board of the directors and the negotiation and execution of definitive agreements. We may not be able to reach agreement with any lender on acceptable terms or at all, and such agreements may contain certain customary restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, and transfer or dispose of assets.

Recent Operating Results (Preliminary and Unaudited)
A brief summary of certain of our consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2019 is set forth below, based upon information available to us as of the date of this prospectus supplement. This summary is not meant to be a comprehensive statement of our consolidated financial results for these periods. The following financial data for the quarter and year ended December 31, 2019 is preliminary and based upon our estimates, and actual results may differ from these estimates following the completion of our financial closing procedures and related adjustments. We have provided ranges, rather than specific amounts, for the consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2019 below primarily because our financial closing procedures for the quarter and year ended December 31, 2019 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 10-K for the year ended December 31, 2019 once it becomes available. See the sections titled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement and the information incorporated herein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2019 below and the actual financial and other data we will report for the quarter and year ended December 31, 2019.
In the three and twelve months ended December 31, 2019, our revenue is expected to be between approximately $23.5 million and $24.5 million, and approximately $88.8 million and $89.8 million, respectively, as compared to $16.4 million and $61.2 million, respectively, for the three and twelve months ended December 31, 2018. In the three and twelve months ended December 31, 2019, our loss from operations is expected to be between approximately $4.0 million and $6.0 million, and $30.5 million and $32.5 million, respectively, as compared to $8.6 million and $23.8 million, respectively, for the three and twelve months ended December 31, 2018. As of December 31, 2019, our cash balance is expected to be approximately $37.6 million, and the principal and interest outstanding under our credit facilities is expected to be approximately $65.0 million.
The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Marcum LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.
Implications of Being an Emerging Growth Company
In addition, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and proxy statement and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, which occurred in July 2018, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700.0 million as of the end of our second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.
Corporate Information
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly-owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958.

THE OFFERING

Common shares offered by us	$55,000,000 of common shares

Common shares to be outstanding immediately after the offering

22,672,704 shares, based on an aggregate offering of 2,097,635 shares assuming a public offering price of $26.22 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on January 27, 2020

Option to purchase additional shares	The underwriters have a 30-day option to purchase up to an additional $8,250,000 of our common shares.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $50.8 million (or approximately $58.5 million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with our existing cash, to fund growth initiatives, including the expansion of our manufacturing facilities, market development activities related thereto, conduct or sponsor clinical studies and trials, and to provide for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to expand our sales force and operations, increase our research and development activities, obtain regulatory approval to market and sell our Motiva Implants in the United States and expand internationally. In addition, we may use a portion of the net proceeds to acquire complementary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or binding commitments to complete any such transactions. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common shares.

The Nasdaq Capital Market symbol	“ESTA”

The number of common shares to be outstanding immediately after this offering is based on 20,575,069 shares outstanding as of September 30, 2019 and excludes:

•	1,845,517 common shares issuable upon exercise of share options outstanding as of September 30, 2019 under our equity incentive plans, with a weighted-average exercise price of $14.63 per share;

•	179,233 common shares issuable upon vesting of restricted share units as of September 30, 2019 under our equity incentive plans;

•	1,334,648 common shares available for future issuance as of September 30, 2019 under our 2018 Equity Incentive Plan; and

•	287,000 common shares available for future issuance as of September 30, 2019 under our 2018 Employee Share Purchase Plan.
Unless otherwise indicated, all information in this prospectus supplement does not include the additional share issuances and shares reserved for future issuance subsequent to September 30, 2019 as set forth above, and further assumes:

•	no exercise of the underwriters’ option to purchase additional common shares; and

•	no exercise of outstanding share options or vesting of restricted share units.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before you decide to purchase common shares, you should carefully consider the risks described below and the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We believe the risks and uncertainties described below and therein are the most significant risks we face. If any of the following risks actually occurs, our business, prospects, financial condition and operating results could be materially harmed. As a result, the trading price of our common shares could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and share price. In assessing the risks described below, you should also refer to the information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC.
Risks Related to this Offering
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our growth strategy, cause the price of our common shares to decline, delay development of our product candidates or require us to raise additional capital.
Purchasers in this offering will incur immediate and substantial dilution in the book value of their investment as a result of this offering.
If you purchase common shares in this offering, you will incur immediate and substantial dilution of $22.19 per share, representing the difference between an assumed public offering price of $26.22 per share (the last reported sale price of our common shares on The Nasdaq Capital Market on January 27, 2020) and our as adjusted net tangible book value per share after giving effect to this offering. The exercise of outstanding options will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
If we raise additional capital through the sale of common shares, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.
In addition to this offering, we may issue common shares or securities convertible into or exchangeable for our common shares to raise additional capital in the future. To the extent we issue such securities, our shareholders may experience substantial dilution and the trading price of our common shares could decline. If we obtain funds through a credit facility or through the issuance of debt securities, such debt could have rights senior to your rights as a common shareholder, which could impair the value of our common shares. The terms of any such financing may also include restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct business.

Sales of substantial amounts of our common shares in the public markets, or the perception that such sales might occur, could cause the market price of our common shares to drop significantly, even if our business is doing well.
Sales of a substantial number of our common shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our common shares in the public market following this offering, the market price of our common shares could decline significantly.
Substantially all of our outstanding common shares are eligible for immediate resale in the public market. In connection with this offering, we and all of our directors and executive officers and certain holders of our outstanding share capital, have agreed not to sell, dispose of or hedge any common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions as described in further detail under the section of this prospectus supplement titled “Underwriting.”
We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our common shares.
We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. In addition, our loan agreement with Madryn Health Partners, L.P. limits our ability to, among other things, pay dividends or make other distributions or payments on account of our common shares. If we do not pay dividends, our common shares may be less valuable because a return on your investment will only occur if our share price appreciates and you sell our common shares thereafter.
If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our common shares, our share price and trading volume could decline.
The trading market for our common shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our share performance, or if our target studies and operating results fail to meet the expectations of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that constitute forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.
These forward looking statements made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
These forward-looking statements include, but are not limited to, statements about:

•	plans to conduct clinical studies;

•	our plans to modify our current products, or develop new products;

•	the expected growth of our business and our organization;

•	our expectations regarding the size of our sales organization and expansion of our sales and marketing efforts in international geographies;

•
our expectations regarding revenue, cost of revenue, operating expenses, including research and development expense, sales and marketing expense and general and administrative expenses and our expansion into international markets;

•	our ability to retain and recruit key personnel, including the continued development of a sales and marketing infrastructure;

•	our ability to obtain and maintain intellectual property protection for our products;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;

•	our ability to identify and develop new and planned products and acquire new products;

•	our ability to establish and maintain collaborative, licensing and other similar arrangements;

•	our ability to obtain and maintain regulatory approvals for our products and product candidates;

•	the impact of changes in law or regulations applicable to us and the industries in which we operate;

•	our financial performance;

•	developments and trends relating to our competitors or our industry; and

•	our intended use of net proceeds from this offering.
We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of the filing in which the statements are made. We assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $50.8 million (or approximately $58.5 million if the underwriters exercise their option to purchase additional shares in full).
We intend to use the net proceeds from this offering, together with our existing cash, to fund growth initiatives, including the expansion of our manufacturing facilities, market development activities related thereto, conduct or sponsor clinical studies and trials, and to provide for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to expand our sales force and operations, increase our research and development activities, obtain regulatory approval to market and sell our Motiva Implants in the United States and expand internationally. In addition, we may use a portion of the net proceeds to acquire complementary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or binding commitments to complete any such transactions.
As of the date of this prospectus supplement, we cannot specify all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management and board of directors will have broad discretion in the application and specific allocations of the net proceeds, and investors will be relying on the judgment of our management and board of directors regarding the application of the proceeds of this offering.
These expected uses represent our current intentions based upon our present plans and market conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend upon a number of factors, including the progress of the expansion of our manufacturing facilities, research and product development efforts, cash generated from future operations and actual expenses to operate our business.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in short-term, investment grade, interest bearing instruments, money market funds, certificates of deposit, commercial paper and U.S. government securities.

DIVIDEND POLICY
Prior to becoming a publicly traded company, we declared dividends on our share capital. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends in the foreseeable future. Future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, our credit agreement with Madryn Health Partners, LP, or Madryn, as administrative agent, and a syndicate of lenders restricts our ability to pay dividends.

DILUTION
If you purchase our common shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common shares immediately after this offering. Net tangible book value per share is determined by dividing the number of common shares outstanding as of September 30, 2019 into our total tangible assets less total liabilities.
Our net tangible book value as of September 30, 2019 was $40.45 million, or $1.97 per share, based on 20,575,069 common shares outstanding as of that date.
After giving effect to the sale of $55,000,000 of common shares by us at an assumed public offering price of $26.22 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on January 27, 2020, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been $91.3 million, or $4.03 per share. This represents an immediate increase in net tangible book value of $2.06 per share to existing shareholders and immediate dilution of $22.19 per share to investors in this offering, as illustrated by the following table:

Assumed public offering price per share		$26.22
Net tangible book value per share as of September 30, 2019	$1.97
Increase in net tangible book value per share attributable to investors participating in this offering	2.06
As adjusted net tangible book value per share after giving effect to this offering		4.03
Dilution per share to investors in this offering		$22.19
If the underwriters exercise in full their option to purchase up to $8,250,000 of additional shares from us at an assumed public offering price of $26.22 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on January 27, 2020, the as adjusted net tangible book value per share after this offering would be $4.31 per share, the increase in net tangible book value per share to existing shareholders would be $2.34 per share and the dilution to new investors purchasing shares in this offering would be $21.91 per share.
The above discussion and table are based on 20,575,069 shares outstanding as of September 30, 2019 and exclude:

•	1,845,517 common shares issuable upon exercise of share options outstanding as of September 30, 2019 under our equity incentive plans, with a weighted-average exercise price of $14.63 per share;

•	179,233 common shares issuable upon vesting of restricted share units as of September 30, 2019 under our equity incentive plans;

•	1,334,648 common shares available for future issuance as of September 30, 2019 under our 2018 Equity Incentive Plan; and

•	287,000 common shares available for future issuance as of September 30, 2019 under our 2018 Employee Share Purchase Plan.
To the extent that additional common shares are issued pursuant to the foregoing, or we issue additional common shares in the future, investors purchasing our common shares in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, you may experience further dilution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion sets forth the material U.S federal income tax considerations relating to the ownership and disposition of our common shares by U.S. Holders (as defined below) that will hold our common shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code.” The discussion below of U.S. federal income tax considerations to "U.S. Holders" will apply to you if you are a beneficial owner of our common shares and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

This summary applies only to U.S. Holders, and it does not describe all of the U.S. federal income tax considerations that may be relevant to U.S. Holders subject to special rules, such as:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	government organizations;

•	dealers and traders in securities that use mark-to-market accounting for U.S. federal income tax purposes;

•	U.S. Holders who are accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	U.S. Holders holding common shares as part of a hedging transaction, straddle, constructive sale, conversion transaction or other integrated transaction;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	U.S. Holders liable for the alternative minimum tax;

•	tax-exempt organizations or entities, including an "individual retirement account" or "Roth IRA" as defined in Sections 408 or 408A of the Code, respectively;

•	U.S. Holders that received the common shares as compensation for the performance of services;

•	U.S. Holders holding common shares that own or are deemed to own 10% or more of our value or voting shares; or

•	former citizens and residents of the United States subject to tax as expatriates.
The discussion below is based upon applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, or IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect.
If you are a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our common shares, your tax treatment will generally depend upon your status and the activities of the partnership. Prospective investors who are partnerships or partners in a partnership should consult their tax advisers as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of common shares in their particular circumstances.
In addition, this discussion does not address any non-U.S., state, local or any U.S. federal estate, gift or other non-income tax or alternative minimum tax considerations. Each U.S. Holder should, and are urged to, consult its own tax adviser concerning the U.S. federal, state, local, and non-U.S. income and other tax consequences of an investment in our common shares.
This discussion is not a complete analysis or listing of all of the possible tax consequences and does not address all tax considerations that may be relevant to investors in light of their particular circumstances.
Taxation of Dividends
Subject to the discussion below under the subsection titled “Passive Foreign Investment Company”, the gross amount of distributions paid on common shares will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income (including any taxes withheld) will be includible in your gross income as ordinary income on the day actually or constructively received by you. Such dividends received from the common shares will be treated as foreign source income and will not be eligible for the dividends received deduction allowed to U.S. corporations under the Code. The following discussion assumes that all dividends will be paid in U.S. dollars. As used below, the term "dividend" means a distribution that constitutes a dividend for U.S. federal income tax purposes.
With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation applicable to “qualified dividend income (‘QDI’),” provided that certain conditions are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) should generally be a qualified foreign corporation if its shares, with respect to dividends received from the corporation, are readily tradable on an established U.S. securities market. Additionally, QDI does not include any dividend on any common shares (i) with respect to which the U.S. Holder has not held such common shares for 61 days or more during the 121-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividends and (ii) to the extent the U.S. Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to existing or substantially similar or related property. We believe, but cannot assure you, that the common shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the common shares. There can be no assurance that the common shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the common shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code. Furthermore, such reduced rate will not apply if we are a PFIC for the taxable year in which we pay a dividend or were a PFIC for the preceding taxable year. See the subsection below titled “Passive Foreign Investment Company”.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for the taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated first as a non-taxable return of capital, causing a reduction in the adjusted basis of the common shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on the subsequent disposition of common shares), and the balance in excess of the adjusted basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Taxation of Capital Gains.” Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Distributions of additional common shares to U.S. Holders that are part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.
Taxation of Capital Gains
For U.S federal income tax purposes, you will generally recognize taxable gain or loss on any sale or exchange of common shares in an amount equal to the difference between the amount realized for the common share and your tax basis in the common shares. Generally, your tax basis should be the amount paid for the common shares. Subject to the discussion under “Passive Foreign Investment Company” below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year should be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Such gain or loss generally will be U.S.-source gain or loss, which will generally limit the availability of foreign tax credits. You are urged to consult your tax advisor regarding the tax consequences if foreign tax is imposed on a disposition of our common shares, including the availability of the foreign tax credit under your particular circumstances.
Passive Foreign Investment Company
Based on our current estimates (and not final audited financials) of the composition of our income and valuation of our assets, including goodwill, for the year ending December 31, 2019, we do not believe we were a PFIC for the year ending December 31, 2019. However, we will not be able to make a final determination until our audited financial statements have been completed. Based on our operating history and the projected composition of our income and valuation of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year or to become one in the foreseeable future. However, because our PFIC status is subject to a number of uncertainties, neither we nor our tax advisors can provide any assurances regarding our future PFIC status. A non-U.S. corporation will be classified as a PFIC in any taxable year in which, either:

•	at least 75% of its gross income is “passive income”; or

•	at least 50% of the average quarterly value of its total gross assets is attributable to assets that produce "passive income" or are held for the production of “passive income.”
For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and our goodwill and other unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes dividends, interest, royalties, and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25%, directly or indirectly, (by value) of shares of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.
The determination of whether we are a PFIC is made annually and there are uncertainties in the application of the relevant rules. Accordingly, it is possible that we may be or become a PFIC in the current or any future taxable year or the IRS may take such position. If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special rules discussed below.

If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special tax rules, regardless of whether we remain a PFIC, with respect to any “excess distribution” received and any gain realized from the sale or other disposition (including, under certain circumstances, a pledge) of our common shares. Distributions received in a taxable year that are greater than 125% of the average annual distribution received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as excess distribution. Under these special rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in your holding period in which we were a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amount.

In addition, non-corporate U.S Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. You will generally be required to file Internal Revenue Service Form 8621 if you hold our common shares in any year in which we are classified as a PFIC.
If we are a PFIC for any taxable year during which you hold our common shares and any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.
In certain circumstances, certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of common shares. Additionally, you can sometimes avoid the rules described above by electing to treat a PFIC as a “qualified electing fund” under Section 1295 of the Code. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections if, contrary to our expectation, we are classified as a PFIC. U.S. Holders should consult their tax advisers to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Medicare Tax
Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common shares.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect to our common shares and the proceeds from the sale, exchange or redemption of our common shares that are paid to you within the United States (and in certain cases outside the United States). Payments of dividends and proceeds from the sale or other taxable disposition that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding at the applicable statutory rate (currently, 24%), unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that a claim for refund is filed with, and the required information is timely furnished to, the U.S. Internal Revenue Service.
Foreign Asset Reporting
Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to an interest in common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by U.S. financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold common shares. These rules impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so. You are urged to consult your own tax advisors regarding your information reporting obligations, if any, with respect to your ownership of common shares.

UNDERWRITING
We and the underwriters named below will enter into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter will severally agree to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Jefferies LLC, Cowen and Company, LLC and UBS Securities LLC are the representatives of the underwriters.

Name	Number of Shares
Goldman Sachs & Co. LLC
Jefferies LLC
Cowen and Company, LLC
UBS Securities LLC
Total
The underwriters will be committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional up to $8,250,000 million of additional common shares. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to $8,250,000 million of additional common shares from us.

Paid by the Company	No Exercise	Full Exercise
Per share	$	$
Total	$	$
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $          per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We, our executive officers, directors and certain other shareholders have agreed or will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our or their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC and Jefferies LLC. This agreement does not apply to any existing employee benefit plans.
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”

If you purchase common shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.85 million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000. PJT Partners is acting as our financial advisor in connection with the shares being offered and will be paid a cash fee. PJT Partners is not acting as an underwriter and will not sell or offer to sell any securities and will not identify, solicit or engage directly with potential investors. In addition, PJT Partners will not underwrite or purchase any of the offered securities or otherwise participate in any such undertaking.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Jefferies LLC and Cowen and Company, LLC also served as underwriters in our initial public offering in July 2018.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
European Economic Area
In relation to each member state of the European Economic Area, or EEA Member State, an offer to the public of any of our common shares which are the subject of the offering contemplated by this document may not be made in that EEA Member State except that an offer to the public in that EEA Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Regulation:
•to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;
•to fewer than 150, natural or legal persons, other than qualified investors as defined in the Prospectus Regulation, as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our common shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any offer of common shares in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for the common shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities (including companies and unincorporated associations of high net worth and trusts of high value) or other persons falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may otherwise lawfully be communicated; each such person being referred to as a “relevant person”. Any investment or investment activity to which this document relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
This document and its contents are confidential and should not be distributed, published or reproduced in whole or in part or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth in this prospectus supplement and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus supplement and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Israel
In the State of Israel this offering document shall not be regarded as an offer to the public to purchase common shares under the Israeli Securities Law, 5728 --1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 --1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 --1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 --1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 --1968. In particular, we may request, as a condition to be offered common shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 --1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 --1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 --1968 and the regulations promulgated thereunder in connection with the offer to be issued common shares; (iv) that the common shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 --1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 --1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

LEGAL MATTERS
Certain legal matters as to U.S. federal, Delaware and New York law in connection with this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, United States. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the common shares offered hereby and other legal matters concerning this offering relating to British Virgin Islands law, including matters of British Virgin Islands income tax law. Cooley LLP, Palo Alto, California, United States has acted as counsel to the underwriters in connection with this offering.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 20, 2019;

•
Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019;

•
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 12, 2019; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019; and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 15, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on June 26, 2019, June 18, 2019, June 6, 2019, and April 29, 2019; and

•
The description of our common shares, no par value, contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2018, including any subsequent filed amendments and reports updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Establishment Labs Holdings Inc.
c/o Motiva USA LLC
16192 Coastal Highway
Lewes, Delaware 19958
+506 2434 2400
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
We make available free of charge on our website our Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investors section of our website, www.establishmentlabs.com.

PROSPECTUS
ESTABLISHMENT LABS HOLDINGS INC.
$200,000,000
Common Shares
Debt Securities
Warrants
Units
________________________________________
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
________________________________________
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ESTA.” On November 11, 2019, the last reported sale price of our common shares on Nasdaq was $23.72 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 22, 2019.
________________________________________

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When we refer to “Establishment Labs,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Establishment Labs Holdings Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. We initially incorporated in Costa Rica in 2004 and subsequently reorganized under a parent holding company in the British Virgin Islands in 2013. Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our MotivaImagine medical technology platform. Post-market surveillance data, which was not generated in connection with an FDA PMA approval study and was self-collected rather than collected at mandatory follow-ups, and published third-party data indicates that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and have helped drive our revenue growth. Our MotivaImagine platform enables surgical techniques that we promote as Motiva designed surgeries. We have developed other complementary products and services on our MotivaImagine platform, which are aimed at further enhancing patient outcomes.
To date, most of our revenues have been generated from sales of our Motiva Implants. We began selling Motiva Implants outside the United States in October 2010; since then, we have introduced four generations of Motiva Implants, and Motiva Implants are now registered to be sold in 80 countries. We currently sell our products either via exclusive distributors or, in certain countries, our direct sales force. We received approval of an investigational device exemption, or IDE, from the FDA in March 2018 to initiate our Motiva Implants clinical trial in the United States and the first patient in the study was enrolled in April 2018. In March 2019, we filed our first annual report with the FDA, and our IDE study-defined enrollment targets for the aesthetic cohorts, which include primary augmentation and revision, have been reached with a total of 450 and 100 subjects, respectively. We are continuing to enroll subjects in the remaining reconstruction cohorts. We plan to enroll 800 patients in the study across 40 sites in the United States, Germany, and Sweden. The results of the study are expected to support a pre-market approval, or PMA, submission to the FDA.
We have assembled a broad portfolio of intellectual property related to our medical device and aesthetics products. We believe this intellectual property, combined with proprietary manufacturing processes and the regulatory approvals we have successfully obtained outside of the United States, provides us with a strong market position. As of September 30, 2019, we own or have rights to six issued, one allowed and 16 pending patents in the United States related to various aspects of our Motiva Implants (such as implant barrier layers, surface texture technology, minimally invasive implant delivery systems, and our QInside Safety Technology radio frequency identification devices). In addition, we own or have rights to three issued and 47 pending foreign applications and four pending Patent Cooperation Treaty, or PCT, applications. We intend to continue to expand our intellectual property portfolio and, combined with our Motiva Implants’ favorable safety profile, obtain FDA approval and drive Motiva’s adoption in the United States, which represents the largest breast augmentation market.
Our revenue for the year ended December 31, 2018 and 2017 was $61.2 million and $34.7 million, respectively, an increase of $26.5 million, or 76.5%. Net losses decreased to $21.1 million for the year ended December 31, 2018 from $34.9 million for the year ended December 31, 2017. As of December 31, 2018, we had an accumulated deficit of $89.0 million.
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly-owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on Nasdaq under the symbol “ESTA.”

THE SECURITIES WE MAY OFFER
We may offer or sell common shares, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Shares
We may offer our common shares, no par value, either alone or underlying other registered securities convertible into our common shares. Holders of our common shares are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a cash dividend. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive rights.
Warrants
We may issue warrants for the purchase of common shares or debt securities. We may issue warrants independently or together with other securities.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our common shares.
The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements.
We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material.
Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed under the sections contained under the heading “Risk Factors” in this prospectus and “Part I-Item 1A-Risk Factors” of our most recent annual report on Form 10-K or “Part II-Item 1A-Risk Factors” of our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

USE OF PROCEEDS
We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our products, increasing our working capital, acquisitions or investments in businesses, joint ventures, collaboration arrangements, products or technologies that are complementary to our own and capital expenditures. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments such as money market funds, certificates of deposit, commercial paper and U.S. government securities.

DESCRIPTION OF SHARE CAPITAL
General
We are incorporated as a British Virgin Islands company, and our affairs are governed by our amended and restated memorandum and articles of association and the laws of the British Virgin Islands.
Our authorized share capital consists of an unlimited amount of common shares, no par value per share. In addition, we may by resolution of the board of directors, without shareholder consent, amend this our amended and restated memorandum and articles of association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the board of directors in their sole discretion deem fit, which shares may be issued as one or more series.
As of September 30, 2019, we had 20,575,069 common shares outstanding, held of record by 59 shareholders.
In addition, as of September 30, 2019, 1,845,517 common shares were subject to outstanding awards under our equity incentive plans, of which 705,475 common shares were issuable upon exercise of options outstanding as of September 30, 2019, at a weighted average exercise price of $8.08 per share, and 179,233 common shares were issuable upon the vesting of restricted share units outstanding.
The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Share Capital,” you should refer to our amended and restated memorandum and articles of association.
Key Provisions of our Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law Affecting our Common Shares
The following are summaries of material terms and provisions of our amended and restated memorandum and articles of association and the BVI Business Companies Act, or the BVI Act, insofar as they relate to the material terms of our common shares. This summary is not intended to be complete, and you should read the forms of our amended and restated memorandum and articles of association.
Meetings of Shareholders
If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.
Subject to our amended and restated memorandum and articles of association, a meeting of our shareholders may be called by not less than seven days’ notice in writing. Notice of every meeting of shareholders will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the properly given notice, does not invalidate the meeting.
A meeting may be called by shorter notice than that mentioned above, but, subject to our amended and restated memorandum and articles of association, it will be deemed to have been duly called if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.
A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a

Resolution of Shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.
Voting Rights
Under the BVI Act, the common shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Computershare Trust Company, N.A., which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.
Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting.
There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our amended and restated memorandum and articles of association for cumulative voting for such elections.
Protection of Minority Shareholders
Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our amended and restated memorandum and articles of association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the amended and restated memorandum and articles of association.
There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the board of directors. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands law and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is illegal; (2) acts that constitute oppression, unfair discrimination or unfair prejudice against the minority; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where we have not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.
Preemption Rights
British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our amended and restated memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands law or our amended and restated memorandum and articles of association.
Liquidation Rights
As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.
Modification of Rights
As permitted by British Virgin Islands law, and our amended and restated memorandum and articles of association, if our shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.
Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.
Our board of directors may, in its absolute discretion, resolve to refuse or delay the registration of any transfer of any share without assigning any reasons therefor. If our directors refuse or delay the registration of a transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the agreed form.
Share Repurchase
As permitted by the BVI Act and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us.
Dividends
Subject to the BVI Act and our amended and restated memorandum and articles of association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the ‘solvency test’. A company will satisfy the solvency test if (i) the value of our assets exceeds our liabilities; and (ii) we are able to pay our debts as they fall due. Where a distribution is made to a shareholder at a time when we did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of our failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Board of Directors
We are managed by a board of directors which currently consists of seven directors. Our amended and restated memorandum and articles of association provide that the board of directors shall consist of not less than seven directors.
There are no share ownership qualifications for directors.
Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.
A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.
Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass unanimous written resolutions without a meeting.
The remuneration to be paid to the directors shall be such remuneration as the directors shall determine. Under our amended and restated memorandum and articles of association, the independent directors shall also be entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as director.
Staggered Board of Directors
Our amended and restated memorandum and articles of association provide for a staggered board of directors consisting of three classes of directors. Directors of each Class are chosen for three year terms upon the expiration of their current terms and each year one class will be elected by our shareholders. Our shareholders will elect directors for three-year terms upon the expiration of their current terms. Our shareholders elect only one class of directors each year. We believe that classification of our board of directors helps to ensure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors. As such, this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors also may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
Duties of Directors
British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum or articles of association of the company.

Issuance of Additional Common Shares
Our amended and restated memorandum and articles of association authorize our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Changes in Authorized Shares
We are authorized to issue an unlimited number of common shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:

•	combine all of our shares into shares of larger par value than our existing shares;

•	divide all of our shares into shares of smaller par value than our existing shares; or

•
create new classes of shares with preferences to be determined by the board of directors at the time of authorization, which could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation or have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Inspection of Books and Records
Under British Virgin Islands law holders of our common shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) amended and restated memorandum and articles of association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.
Subject to our amended and restated memorandum and articles of association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.
Differences in Corporate Law
We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands law has enabled us to adopt the amended and restated memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware Corporate Law.
Conflicts of Interest
Pursuant to the BVI Act and our amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws
In order to comply with legislation or regulations aimed at the prevention of money laundering we may require subscribers to provide evidence to verify their identity.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Anti-takeover Provisions
The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals. Our amended and restated memorandum and articles of association contain the following provisions which may be regarded as defensive measures: (i) a requirement of the affirmative vote of two-thirds or more of the shares entitled to vote on special matters such as mergers or acquisitions; (ii) the prevention of ‘‘business combinations’’ with ‘‘interested shareholders’’ for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in accordance with our amended and restated memorandum and articles of association by a general meeting of our shareholders or satisfies other requirements specified in our amended and restated memorandum and articles of association; (iii) directors’ ability, in their absolute discretion, to decline to register any transfer of shares without assigning any reason; (iv) our board of directors’ ability to issue, from time to time, one or more classes of preferred shares and, with respect to each such class, to fix the terms thereof by resolution; (v) restrictions on the ability of shareholders to call meetings and bring proposals before meetings; (vi) elimination of the ability of shareholders to act by written consent; and (vii) the requirement of the affirmative vote of two-thirds of the shares entitled to vote to amend certain provisions of our amended and restated memorandum and articles of association.
Interested Directors
The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our board of directors. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.
Voting Rights and Quorum Requirements
Under British Virgin Islands law, the voting rights of shareholders are regulated by our amended and restated memorandum and articles of association and, in certain circumstances, the BVI Act. Our amended and restated memorandum and articles of association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the amended and restated memorandum and articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast.
Mergers and Similar Arrangements
Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
Shareholder Suits
We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.
Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.
In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.
A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.
Corporate Governance
British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.
Indemnification
British Virgin Islands law and our amended and restated memorandum and articles of association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A. , and their address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	as part of a collaboration, arrangement or agreement with a third party; or

•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
As to U.S. federal and Delaware state law, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, United States. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities offered hereby and other legal matters relating to British Virgin Islands law concerning the issuance and sale of securities offered hereby.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2018 and 2017 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 20, 2019.

•
Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 18, 2019.

•
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed November 12, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed on August 13, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 15, 2019.

•
Our Current Report on Form 8-K filed on November 12, 2019, our Current Report on Form 8-K filed on June 26, 2019, our Current Report on Form 8-K filed on June 18, 2019, our Current Report on Form 8-K filed on June 6, 2019 and our Current Report on Form 8-K filed on April 29, 2019.

•
The description of our common shares, no par value per share, contained in our registration statement on Form S-1 (File No. 333-225791), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2018, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).
Requests for such documents should be directed to:
Establishment Labs Holdings Inc.
Attention: Investor Relations
B25 Coyol Free Zone
Garita, Alajuela 20113, Costa Rica
+506 2434 2400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.
The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

$55,000,000
Common Shares

Preliminary Prospectus Summary

January     , 2020

Goldman Sachs & Co. LLC
Jefferies
Cowen
UBS Investment Bank